                                                               EXHIBIT 10.1(c)



                       DEED OF TRUST, SECURITY AGREEMENT,
                 FINANCING STATEMENT, AND ASSIGNMENT OF RENTAL


THE STATE OF TEXAS        )
                          )       KNOW ALL PERSONS BY THESE PRESENTS:
COUNTY OF DALLAS          )

         THIS DEED OF TRUST, SECURITY AGREEMENT, FINANCING STATEMENT, AND ASSIGNMENT OF RENTAL is executed as of the date last shown below, by PACIFIC UNITED, L. P., a Texas limited partnership ("Grantor"), to DAVID S. OWENS whose address is 1925 W. John Carpenter Freeway, Irving, Dallas County, Texas, as Trustee ("Trustee") for the benefit of BANK OF AMERICA TEXAS, N.A. whose address is 1925 W. John Carpenter Freeway, Irving, Texas 75063 (such party, together with any holder or holders of all or any part of the "Secured Indebtedness" (as hereinafter defined) shall be referred to herein as "Beneficiary").

                                  ARTICLE I

                                 DEFINITIONS

Section 1.1. As used herein, the following terms shall have the definitions assigned to them as follows:

         "Beneficiary" has the meaning assigned to it in the preamble hereof.

         "Code" means the Uniform Commercial Code as adopted in the State of Texas.

         "Collateral" means all of Grantor's right, title, and interest, to the extent assignable or transferable, now owned or hereafter acquired, in and to the following described properties and interests and all replacements or substitutes therefor and all products and proceeds thereof, and accessions thereto:

                 (1) All portions of the Personal Property which are either fixtures or personal property, tangible or intangible; and

                 (2) All accounts, inventory, instruments, chattel paper, documents, consumer goods, insurance proceeds, leases, contract rights, and general intangibles now, or hereafter related to, any of the Real Estate, including, without limitation, the following:

                          (A) All contracts now or hereafter entered into by and between Grantor, as owner, and any "Original Contractor" (as such term is defined in Section 53.001(7) of the Texas Property Code), or any party, as well as all right, title, and interest of Grantor in, to, and under any subcontracts, providing for the construction (original, restorative or otherwise) of any of the Improvements, and of any other buildings, structures or improvements to, or on, the Real Estate (or any part thereof), or the furnishing of any materials, supplies, equipment, or labor in connection with any such construction;

                          (B) All of the plans, specifications, and drawings (including, without limitation, plot plans, foundation plans, utility facilities plans, floor plans, elevations plans, framing plans, cross-sections of walls plans, mechanical plans, electrical plans, architectural and engineering plans and specifications, and architectural and engineering studies and analyses) heretofore or hereafter prepared by any architect or engineer with respect to any of the Real Estate;




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                          (C)     All agreements now or hereafter entered into
                 with any party with respect to architectural, engineering, management, brokerage, promotional, marketing, or consulting services rendered or to be rendered, with respect to the planning, design, inspection, or supervision of the construction, development, management, marketing, promotion, leasing, operation, or sale of any of the Real Estate;

                          (D) All commitments (and the proceeds therefrom) issued by any lenders to finance any of the Mortgaged Property;

                          (E) Any completion bonds, performance bonds, labor and material payment bonds, and any other bonds (and the proceeds therefrom) relating to any of the Real Estate or to any contract providing for construction of any of the Improvements or any other buildings, structures, or improvements to, or on, any of the Real Estate;

                          (F) All rights or awards due to Grantor arising out of any eminent domain proceedings for the taking or for loss of value of any of the Real Estate;

                          (G) All rents, issues, profits, and deposits due to Grantor, as lessor, under any lease covering any of the Real Estate;

                          (H) All trademarks, trade names, or symbols under which any of the Real Estate is operated or the business of Grantor at the Real Estate is conducted;

                          (I) All accounts receivable arising out of the leasing and operation of, or the business conducted at or in relation to, any of the Real Estate;

                          (J) All monetary deposits which Grantor has been, or may be, required to give to any public or private utility with respect to utility services furnished, or to be furnished, to the Real Estate;

                          (K) All contracts of sale and options relating to the disposition of any of the Real Estate;

                          (L) All products and proceeds arising by virtue of any transaction related to the disposition of any of the Mortgaged Property;

                          (M) All deposits of cash, securities, or other property which may be held at any time, and from time to time, by Grantor to secure the performance by each "Lessee" (as hereinafter defined) of such Lessee's covenants, agreements, and obligations under any "Lease" (as hereinafter defined);

                          (N)     All permits, licenses, franchises,
                 certificates, and other rights and privileges obtained by Grantor in connection with the Mortgaged Property;

                          (0) The balance of every deposit account (now or hereafter existing) of Grantor with Beneficiary (or any agent, affiliate, or subsidiary of Beneficiary) and any other claim of Grantor against Beneficiary (now or hereafter existing) and all money, instruments, securities, documents, chattel paper, credits, demands, and any other property, rights, or interests of Grantor which at any time shall come into the possession, custody, or control of Beneficiary (or any agent, affiliate, or subsidiary of Beneficiary);





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                          (P)     All proceeds payable or to be payable under
                 each policy of insurance relating to the Real Estate and/or the Personal Property; and

                          (Q) All books, records and computer software concerning the Real Estate, the Personal Property, and the property described in clauses (A) through (P) above.

         "Deed of Trust" means this Deed of Trust, Security Agreement, Financing Statement and Assignment of Rental, including all exhibits attached hereto, as the same may, at any time and from time to time, be renewed, extended, modified and/or increased.

         "Event of Default" has the meaning set forth in Section 4.1 hereof.

         "Grantor" has the meaning assigned to it in the preamble hereof.

         "Grantor's Successors" means each and all of the heirs, executors, administrators, legal representatives, successors, and assigns of Grantor, both immediate and remote.

         "Improvements" means all buildings and improvements now or hereafter situated upon the Land.

         "Land" means all of that certain tract of real property located in Dallas County, Texas, more particularly described upon Exhibit A attached hereto, together with all strips or gores appurtenant to such property, underlying roadways or public rights-of-way or otherwise, in which Grantor now or hereafter possesses an interest.

         "Loan" means the indebtedness and obligations of Grantor evidenced by the Security Instruments.

         "Loan Agreement" means that certain Construction Loan Agreement dated of even date herewith between Grantor and Beneficiary.

         "Lots" means the 87 single-family residential lots situated or to be situated within the Land.

         "Mortgaged Property" means the Real Estate and the Collateral, collectively.

         "Note" means that certain promissory note dated August 6, 1997, executed by Grantor payable to the order of Beneficiary, in the original principal amount of Three Million Six Hundred Seventy-Five Thousand and No/100 Dollars ($3,675,000.00), bearing interest as therein specified, containing a clause requiring the payment of attorneys' fees, and providing that the principal balance of such Note shall be due and payable on August 6, 1999, unless extended to August 6, 2001, in accordance with the provisions of the Note, and all loans, principal, interest, fees, expenses, obligations and liabilities of Grantor to Beneficiary arising pursuant to or represented by such note, as it may, at any time and from time to time, be renewed, extended, modified and/or increased.

         "Permitted Exceptions" means those items shown as exceptions in the mortgagee policy of title insurance issued by Chicago Title Insurance Company in connection with this Deed of Trust.

         "Personal Property" means all fixtures, building materials, machinery, equipment, furniture, furnishings, and personal property in which Grantor now has, or at any time hereafter acquires, an interest, and which now, or at any time hereafter, are situated in, on or about the Land.





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         "Real Estate" means the Land, the Improvements, the Personal Property and all other estates, easements, licenses, interests, rights, titles, powers and privileges of every kind and character which Grantor now has or at any time hereafter acquires, in and to the Land, the Improvements, the Personal Property, and all property owned by Grantor which is used or useful in connection with the Land, the Improvements, and the Personal Property, and the proceeds of any and all insurance covering the Land, the Improvements, and the Personal Property.

         "Secured Indebtedness" means

         (a) All indebtedness, liabilities and obligations arising under the Note or this Deed of Trust or the other Security Instruments;

         (b) All loans and advances which Beneficiary may hereafter make to Grantor in connection with the Loan or the Mortgaged Property;

         (c) All other and additional indebtedness, liabilities and obligations of every kind and character, of Grantor now or hereafter existing in favor of Beneficiary in connection with the Loan or the Mortgaged Property, regardless of whether they are direct, indirect, primary, secondary, joint, several, joint and several, liquidated, unliquidated, fixed or contingent, and regardless of whether the same may, prior to their acquisition by Beneficiary, be or have been payable to some other person or entity, it being the intention and contemplation of Grantor and Beneficiary that future advances may be made to Grantor for a variety of purposes, that Grantor may guarantee (or otherwise become directly or contingently obligated with respect to), the obligations of others to Beneficiary in connection with the Loan or the Mortgaged Property, and that Beneficiary may, from time to time, acquire from others obligations of Grantor to such others, or that Grantor may otherwise hereafter be or become further indebted to Beneficiary in connection with the Loan or the Mortgaged Property, and that payment and repayment of all of the foregoing are intended to and shall be part of the Secured Indebtedness secured hereby;

         (d) The payment and performance by Grantor of all of its obligations under (i) any loan agreement now or hereafter executed by and between Grantor and Beneficiary in connection with the Loan or the Mortgaged Property, together with all amendments, modifications, renewals, restatements, rearrangements, or extensions thereof, and (ii) any and all other security agreements, mortgages, deeds of trust, collateral pledge agreements, assignments or contracts of any kind now or hereafter existing as evidence of, security for, or otherwise executed in connection with any indebtedness, obligation or liability of Grantor to Beneficiary in connection with the Loan or the Mortgaged Property; and

         (e) Any and all renewals, increases, extensions, modifications, rearrangements, or restatements of and supplements to all or any part of the loans, advances, indebtedness, liabilities, and obligations described or referred to in subparagraphs, (a) through (d) above, together with all costs, expenses and attorneys' fees incurred in connection with the enforcement or collection thereof.

         "Security Instruments" means the Note, this Deed of Trust and the Loan Agreement, together with all loan agreements, security agreements, deeds of trust, collateral pledge agreements, assignments, guaranties or contracts evidencing, referring to or securing the Secured Indebtedness, as they may, at any time and from time to time, be amended, renewed, extended, increased, supplemented and/or restated.

         "Trustee" has the meaning assigned to it in the preamble and shall include all substitute trustees appointed in conformity with Section 4.2(g).





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Section 1.2.     All capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Note.

                                   ARTICLE II

                                     GRANT

Section 2.1.

         (a) For good and valuable consideration, including the indebtedness evidenced by the Note, the Secured Indebtedness and the trust herein after described, the receipt and legal sufficiency of which are hereby expressly acknowledged by all parties, Grantor does hereby GRANT, BARGAIN, SELL, TRANSFER, ASSIGN, AND CONVEY unto Trustee the Mortgaged property, subject only to the Permitted Exceptions.

TO HAVE AND TO HOLD the Mortgaged Property, together with all and singular the rights, hereditaments, and appurtenances in anywise appertaining or belonging thereto, unto Trustee and Trustee's successors or substitutes in this trust, and Trustee's and its or his successors and assigns, in trust and for the uses and purposes hereinafter set forth, forever.

         (b) This Deed of Trust shall also constitute a security agreement with respect to, and Grantor hereby grants to Beneficiary a security interest in, the Collateral. This Deed of Trust shall constitute a "fixture filing" for purposes of Chapter 9 of the Code. Portions of the Collateral are or may become fixtures. Information concerning the security interests herein granted may be obtained at the addresses stated in Section 7.20 hereof.

         (c) To the extent that any of the Collateral is not subject to the Uniform Commercial Code of the state of states where it is situated, Grantor hereby assigns to Beneficiary all of Grantor's right, title, and interest in and to the Collateral to secure the Secured Indebtedness, together with the right of set-off with regard to such Collateral (or any part hereof) exercisable after the occurrence of an Even of Default. Release of the lien of this Deed of Trust shall automatically terminate this assignment.

Section 2.2. Grantor, for Grantor and Grantor's Successors, hereby agrees to warrant and forever defend, all and singular, title to the Mortgaged Property unto Trustee, and Trustee's successors or substitutes in this trust, forever, against every person whomsoever lawfully claiming, or to claim, the same or any part thereof, subject, however, to the Permitted Exceptions.

Section 2.3. This Deed of Trust, and all rights, remedies, powers, privileges, and benefits, and all titles, interests, liens, and security interests created hereby, or arising by virtue hereof, are given to secure payment and performance of the Secured Indebtedness.

Section 2.4. A carbon, photographic, or other reproduction of this Deed of Trust, or any financing statement relating to this Deed of Trust, shall be sufficient as a financing statement.

                                  ARTICLE III

                            CERTAIN REPRESENTATIONS,
                      WARRANTIES AND COVENANTS OF GRANTOR

Section 3.1. Representations and Warranties. Grantor expressly represents and warrants to Beneficiary and Trustee as follows:





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         (a)     Grantor is duly organized and validly existing under
applicable state laws;

         (b) Grantor has full and lawful authority and power to execute, acknowledge, deliver, and perform this Deed of Trust, the Note, and the other Security Instruments and the same constitute the legal, valid, and binding obligations of Grantor and any other party thereto, enforceable against Grantor and such other parties in accordance with their respective terms;

         (c) The Personal Property is, and will be, used as equipment in Grantor's business and not as inventory, or as goods leased or held for lease by Grantor but not held for sale;

         (d)     Grantor's principal office and mailing address is set forth in
Section 7.20 hereof;

         (e) Grantor is the lawful owner of good and indefeasible title to the Mortgaged Property, subject only to the Permitted Exceptions;

         (f) To the best of Grantor's knowledge, all of the representations and warranties contained in this Deed of Trust, the Note, and the other Security Instruments are in all material respects true and correct. Neither the execution and delivery of the Note, this Deed of Trust or the other Security Instruments, nor consummation of any of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or with the terms and provisions thereof, will contravene or conflict with any provision of law, statute or regulation to which Grantor is subject or any judgment, license, order or permit applicable to Grantor or any indenture, mortgage, deed of trust, agreement or other instrument to which Grantor is a party or by which Grantor may be bound, or to which Grantor may be subject, or violate or contravene any provision of the Articles of Incorporation forming Grantor;

         (g) No event has occurred and is continuing which constitutes an "Event of Default" (hereinafter defined);

         (h) All taxes, assessments and other charges levied against the Mortgaged Property have been paid in full to the extent due and payable;

         (i) Except as disclosed to Beneficiary, neither the Land nor any portion thereof is located within an area that has been designated or identified as an area having special flood hazards by the Secretary of Housing and Urban Development or by such other official as shall from time to time be authorized by federal or state law to make such designation pursuant to the National Flood Insurance Act of 1968, as such act may from time to time be amended, or pursuant to any other national, state, county or city program of flood control;

         (j) Upon the occurrence of an Event of Default, Beneficiary shall quietly enjoy and possess the Mortgaged Property;

         (k) No part of the Mortgaged Property constitutes a part of a business or residential homestead;

         (l) The Secured Indebtedness constitutes a "contract under which credit is extended for business, commercial, investment, or other similar purpose," and is not for "personal, family, household, or agricultural use," within the meaning of TEX. REV. CIV. STAT. ANN. art. 5069-1.04(b)(2);

         (m) The representations and warranties of Grantor shall at all times be construed to be for the benefit of the Beneficiary, and they shall remain in full force and effect, notwithstanding the assignment hereof, or the partial release of the lien hereof, or any foreclosure thereof; and





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         (n)     There is no financing statement or other document creating or evidencing a lien now on file in any public office covering any of the Collateral or the Real Estate, or any lien or encumbrance on any of the Collateral or the Real Estate, whether such Collateral and the Real Estate shall be real or personal, tangible or intangible, or whether Grantor is named or signed as Grantor, and until the termination of this Deed of Trust, Grantor will not execute and there will not be on file in any public office any such financing statement or statements, except as may have been or may hereafter be granted to Beneficiary, and Grantor further agrees that it will not permit or suffer any security interest, lien, or encumbrance upon any of the Collateral or the Real Estate, except as may be granted to Beneficiary, and except liens, claims, or encumbrances contested under Section 3.2(a) during the pendency of such contest.

Section 3.2. Covenants. Grantor, for Grantor and Grantor's Successors, covenants and agrees as follows:

         (a) To pay, or cause to be paid, before delinquent, all lawful taxes and assessments of every character in respect of any of the Mortgaged Property, and from time to time, upon request of Beneficiary, to furnish to Beneficiary evidence satisfactory to Beneficiary of the timely payment of such taxes and assessments and to promptly pay all bills for labor and materials incurred in connection with the Mortgaged Property and never to permit to be fixed against the Mortgaged Property, or any party thereof, any lien or security interest, even through inferior to the liens and security interests hereof, for any such bill which may be legally due and payable. Notwithstanding anything to the contrary contained in this Deed of Trust, Grantor (i) may contest the validity or amount of any claim of any contractor, consultant, architect, or other person providing labor, materials, or services with respect to the Mortgaged Property, in the amount of such claim, (ii) may contest any tax or special assessments levied by any governmental authority, and (iii) may contest the enforcement of or compliance with any governmental requirements, and such contest on the part of Grantor shall not constitute an Event of Default if, during the pendency of any such contest, Grantor shall furnish to Beneficiary a Bond Indemnifying Against Liens (pursuant to Tex. Property Code Ann. Section 53.171) with corporate surety reasonably satisfactory to Beneficiary or other security acceptable to Beneficiary in an amount equal to the amount being contested plus a reasonable additional sum to cover possible costs, interest, and penalties, and provided that Grantor shall pay any amount adjudged by a court of competent jurisdiction to be due, with all costs, interest, and penalties thereon, before such judgment becomes a lien on the Mortgaged Property;

         (b) To carry insurance with respect to the Mortgaged Property with such insurers, in such amounts and covering such risks as is required under
Section 2.10 of the Loan Agreement;

         (c)     [Intentionally Deleted];

         (d)     [Intentionally Deleted];

         (e) To comply with all valid governmental laws, ordinances, rules, and regulations applicable to the Mortgaged Property and its ownership, use, and operation, and to comply with all, and not violate any, easements, restrictions, agreements, covenants, and conditions with respect to or affecting the Mortgaged Property, or any part thereof;

         (f) At all times to maintain, preserve, and keep the Mortgaged property in good repair and condition, and from time to time, to make all necessary and proper repairs, replacements, and renewals, and not to commit or permit any waste on or of the Mortgaged Property;

         (g) Without the prior written consent of Beneficiary, not to permit to be created or exist in respect of the Mortgaged Property, or any part thereof, any other or additional lien or security interest on a parity with or superior or inferior to the liens and security interests hereof; provided,





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however, if Beneficiary so consents to the creation of any such lien or security interest, Grantor covenants to timely perform all covenants, agreements and obligations required to be performed under or pursuant to the terms of any instrument or agreement creating or giving rise to such lien or security interest;

         (h) At any time, and from time to time, upon request by Beneficiary, forthwith to execute and deliver to Beneficiary any and all additional instruments and further assurances, and do all other acts and things, as may be necessary or proper, in Beneficiary's reasonable opinion, to effect the intent of these presents, more fully evidence and to perfect, the rights, titles, liens, and security interests herein created or intended to be created and protect the rights, remedies, powers, and privileges of Beneficiary hereunder;

         (i) From time to time, upon request of Beneficiary, promptly to furnish to Beneficiary such financial statements and reports relating to Grantor and Grantor's business affairs, as Beneficiary may reasonably request;

         (j) Continuously to maintain Grantor's existence and Grantor's right to do business in Texas under all applicable laws;

         (k) Except as expressly permitted by Section 7.23. not, without the prior written consent of Beneficiary (which consent may be withheld with or without cause), to W sell, trade, transfer, assign, exchange, or otherwise dispose of the Collateral, or any part thereof or any interest therein (whether legal or equitable in nature), except items of Personal Property which have become obsolete or worn beyond practical use and which have been replaced by adequate substitutes having a value equal to or greater than the replaced items when new, or (ii) permit the sale, transfer, assignment, exchange or other disposition more than forty nine percent (49.0%) of the partnership interests of Borrower in the aggregate at any time or from time to time after the date of this Deed of Trust, except to general partner or to Guarantor;

         (1) To pay and perform all of the Secured Indebtedness in accordance with the terms thereof or hereof, or when the maturity thereof may be accelerated in accordance with the terms thereof or hereof;

         (m) Promptly to deliver to Beneficiary the terms of any sale of the Mortgaged Property, or any part thereof; provided, however, that neither this Subsection 3.2(m) nor any other provision herein shall be construed to impliedly or expressly authorize any action by Grantor contrary to Subsection 3.2(k) preceding or Subsection 4.1(d);

         (n) To deliver to Beneficiary financial information as required under Section 2.16 of the Loan Agreement;

         (o)     [Intentionally Delete];

         (p) At any time any law shall be enacted imposing or authorizing the imposition of any tax upon this Deed of Trust, or upon any rights, titles, liens, or security interests created hereby, or upon the Secured Indebtedness, or any part thereof, immediately to pay all such taxes to the extent permitted by law; provided that, if it is unlawful for Grantor to pay such taxes, then Grantor shall, if Beneficiary so requires, prepay the Secured Indebtedness in full within sixty (60) days after demand therefor by Beneficiary;

         (q) At any time and from time to time, to furnish promptly upon request, a written statement or affidavit, in such form as shall be reasonably satisfactory to Beneficiary, stating the unpaid balance of the Secured Indebtedness and that there are no offsets or defenses against full





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payment of the Secured Indebtedness and the terms hereof, or, if there are any such offsets and defenses, specifically describing such offsets to the satisfaction of Beneficiary;

         (r) Punctually and properly to perform all of Grantor's covenants, duties, and liabilities under this Deed of Trust, the Note, and all of the other Security Instruments within the time period specified therein or within any applicable cure period specified therein;

         (s) To allow Beneficiary and its agents, representatives and employees to inspect the Mortgaged Property and all records relating thereto after prior notice to Borrower during business hours or to the Secured Indebtedness, and to make and take away copies of such records;

         (t) Not to cause or permit any of the Personal Property to be removed from the county and state where the Land is located, except items of Personal Property which have become obsolete or worn beyond practical use and which have been replaced by adequate substitutes having a value equal to, or greater than, the replaced items when new;

         (u) That by agreement with the maker or makers of any instrument evidencing any indebtedness at any time secured hereby, Beneficiary, without notice to or consent of any other party to this Deed of Trust, may from time to time extend the time of payment of the whole or any part of such indebtedness, or may accept from said maker or makers one or more new instruments in the same or different form, in renewal of or by way of substitution for any instrument of indebtedness without in any manner impairing or affecting the lien of this Deed of Trust or any of Beneficiary's rights hereunder;

         (v) To do all things necessary or proper to defend title to the Mortgaged Property, but Beneficiary shall have the right, at any time, to intervene in any suit affecting such title and to employ independent counsel in connection with any such suit to which it may be a party by intervention or otherwise; and upon demand Grantor agrees to pay Beneficiary all reasonable expenses paid or incurred by Beneficiary in respect of any such suit affecting title to any such property or affecting Beneficiary's lien or rights hereunder, including reasonable fees to Beneficiary's attorneys, and Grantor will indemnify and hold harmless Beneficiary from and against any and all costs and expenses, including, but not limited to, any and all cost, loss, damage or liability which Beneficiary may suffer or incur by reason of the failure of the title to all or any part of the property hereby mortgaged or assigned or by reason of the failure or inability of Grantor, for any reason, to convey the rights, titles and interests which this Deed of Trust purports to mortgage or assign, and all amounts at any time so payable by Grantor hereunder shall be secured by the lien hereof and by the said assignment;

         (w) To protect, warrant and forever defend title to the Mortgaged Property unto Beneficiary, its successors and assigns, at Grantor's expense, against all persons whomsoever lawfully having or claiming an interest therein or lien thereon;

         (x) Promptly to deliver to Beneficiary a copy of any notice or other instrument received by Grantor which might materially adversely affect the Mortgaged Property or the liens or security interests securing the Secured Indebtedness, including, without limitation, any notice from a public authority concerning any tax or special assessment, or any notice of any alleged violation of any zoning ordinance, fire ordinance, material building code provision, or other law or regulation affecting the Mortgaged Property;

         (y) Upon the request of Beneficiary after the occurrence of an Event of Default, Grantor shall promptly, at its expense:





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                 (i)      deliver to Beneficiary with appropriate endorsement
         or assignment, all instruments, chattel paper, monies, checks, notes, drafts and other evidence of indebtedness, or other property in the nature of items of payment representing proceeds of any of the Collateral, or arising from an account, which are then in, or may thereafter come into, Grantor's possession; and

                 (ii) direct all parties obligated on any of the Collateral to make all payments due or to become due thereon directly to Beneficiary or to such other person or officer as may be specified by Beneficiary; and

         (z) Grantor will not at any time insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of any stay or extension or moratorium law, any exemption from execution or sale of the Mortgaged Property, or any part thereof, whenever enacted, now or at any time hereafter enforced, which may affect the covenants and terms of performance of this Deed of Trust, nor claim, take or insist upon any benefit or advantage of any law now or hereafter enforced providing for the valuation or appraisal of the Mortgaged Property, or any part thereof, prior to any sale or sales thereof which may be made pursuant to any provision herein, or pursuant to the decree, judgment or order of any court of competent jurisdiction; nor, after such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof and the Grantor hereby expressly waives all benefit or advantage of any such law or laws and covenants not to hinder, delay or impede the execution of any power herein granted or delegated to Trustee or Beneficiary, but to suffer and permit the execution of every power as though no such law or laws had been made or enacted.

                                   ARTICLE IV

                RESPECTING DEFAULTS AND REMEDIES OF BENEFICIARY

Section 4.1. The term "Event of Default" shall mean the occurrence of any one or more of the following events:

         (a) The failure of Grantor to pay the Secured Indebtedness or any part thereof, as it becomes due in accordance with the terms of the Note or any other Security Instruments and the continuance thereof for a period of at least three (3) days after notice of such failure from Beneficiary or when accelerated pursuant to any power to accelerate contained in this Deed of Trust, the Note, or any of the other Security Instruments; or

         (b) Grantor fails to punctually and properly to perform any other covenant, agreement, obligation, or condition contained herein, or in the Note, the Security Instruments, or any other instrument securing or evidencing the Secured Indebtedness, or any part thereof, or executed in connection therewith and does not cure such failure within twenty (20) days after notice of such failure from Beneficiary (the "Initial Cure Period") or (ii) within sixty (60) days after notice of such failure from Beneficiary so long as Grantor attempts to cure such failure within the Initial Cure Period and diligently continues to attempt to cure such failure;

         (c) The discovery by Beneficiary that any statement, representation, or warranty in the Note, this Deed of Trust, the Security Instruments or in any writing ever delivered to Beneficiary pursuant to the provisions hereof or thereof, is false, misleading, or erroneous in any material respect; or

         (d) Except as permitted by Section 7.23, the ownership of the Mortgaged Property, or any part thereof, or any legal or equitable interest therein, becomes vested in a person or entity other than Grantor; or





Deed of Trust/Pacific United, L.P.                                     Page 10

         (e) Any change in the ownership of more than forty-nine percent (49%) of the partnership interests of Grantor in the aggregate at any time or from time to time after the date of this Deed Of Trust, except to general partner or to Guarantor; or

         (f) Grantor shall (i) execute a general assignment for the benefit of Grantor's creditors, or (ii) become the subject, voluntarily or involuntarily, of any bankruptcy, insolvency or reorganization proceeding, or
(iii) admit in writing Grantor's inability to pay Grantor's debts generally as they become due, or (iv) apply for or consent to the appointment of a custodian, receiver, trustee, or liquidator of Grantor or of all or a substantial part of Grantor's assets, or (v) file a voluntary petition seeking protection under any debtor's relief, or other insolvency law now or hereafter existing, or (vi) file an answer admitting the material allegations of, or consenting to, or default in filing an answer to, a petition filed against Grantor in any bankruptcy, reorganization, or other insolvency proceedings, or
(vii) institute or voluntarily be or become a party to any other judicial proceedings intended to effect a discharge of the debts of Grantor, in whole or in part, or a postponement of the maturity or the collection thereof, or a suspension of any of the rights or powers of Beneficiary granted in the Security Instruments and such proceeding is not dismissed within sixty (60) days of the filing thereof; or

         (g) An order, judgment, or decree shall be entered by any court of competent jurisdiction appointing a custodian, receiver, trustee, or liquidator of Grantor or of all or any substantial part of Grantor's assets; or

         (h) The failure of Grantor to pay any material money judgment against it at least ten (10) days prior to the date on which the assets of Grantor may be sold to satisfy such judgment; or

         (i) The failure to have discharged within a period of thirty (30) days after the commencement thereof any attachment, sequestration, or similar proceedings against any of Grantor's assets; or

         (j) The liens, mortgages or security interests created (or purported to be created) by this Deed of Trustor by the other Security Instruments should become unenforceable, or cease to be first priority liens, mortgages or security interests and such unenforceability or priority is not remedied to the satisfaction of Beneficiary within twenty (20) days after notification thereof to Beneficiary; or

         (k)     The liquidation, dissolution or termination of Grantor; or

         (1) Any sale, trade, transfer, assignment, exchange or other disposition of the Mortgaged Property, except to Beneficiary, or except as otherwise expressly permitted by Section 7.23.

Section 4.2. Upon the occurrence of an Event of Default, Beneficiary may, at Beneficiary's option, do any one or more of the following:

         (a) If Grantor has failed to keep or perform any covenant whatsoever contained in this Deed of Trust or other security instruments, Beneficiary may, but shall not be obligated to any person to, perform or attempt to perform said covenant, and any payment made or expense incurred in the performance or attempted performance of any such covenant shall be a part of the Secured Indebtedness, and Grantor promises, upon demand, to pay to Beneficiary, at the place where the Note is payable, or at such other place as Beneficiary may direct by written notice, all sums so advanced or paid by Beneficiary, with interest at the highest lawful rate from the date when paid or incurred by Beneficiary. No such payment by Beneficiary shall constitute a waiver of any Event of Default. In addition to the liens and security interests hereof, Beneficiary shall be subrogated to all rights, titles, liens, and security interests securing the payment of any debt, claim, tax, or assessment for the payment of which Beneficiary may make an advance, or which Beneficiary may pay.





Deed of Trust/Pacific United, L.P.                                     Page 11

         (b) Beneficiary may, at its option, declare the Note and all or any other portion of the remaining Secured Indebtedness to be immediately due and payable without presentment, demand, protest, notice of protest, notice of acceleration and intention to accelerate or other notice of any kind, all of which are expressly waived by Grantor; provided, however, that if any Event of Default specified in Section 4.1(f) hereof shall occur, the Note and the remaining Secured Indebtedness shall thereupon become due and payable concurrently therewith, without any further action by Beneficiary and without presentment, demand, protest, notice of protest and non-payment, or other notice of default, notice of acceleration and intention to accelerate or other notice of any kind, all of which are expressly waived by Grantor.

         (c) Beneficiary may request Trustee to proceed with foreclosure, and in such event Trustee is hereby authorized and empowered, and it shall be Trustee's special duty, upon such request of Beneficiary, to sell the Mortgaged Property, or any part thereof, to the highest bidder or bidders for cash or credit, as directed by Beneficiary, at the location at the county courthouse specified by the commissioner's court of the county in the State of Texas wherein the Land then subject to the lien hereof is situated or, if no such location is specified by the commissioner's court, then at the location specified in Beneficiary's notice of such sale to Grantor; provided, that if the Land is situated in more than one county, then such sale of the Mortgaged Property, or part thereof, may be made in any county in the State of Texas wherein any part of the Land then subject to the lien hereof is situated. Any such sale shall be made at public outcry, between the hours of ten o'clock (10:00) A.M. and four o'clock (4:00) P.M. on the first (1st) Tuesday in any month. Written or printed notice of such sale shall be posted at the courthouse door in the county, or if more than one, then in each of the counties, wherein the Land then subject to the lien hereof is situated. Such notice shall designate the county where the Mortgaged Property, or part thereof, will be sold and the earliest time at which the sale will occur, and such notice shall be posted at least twenty-one (21) days prior to the date of sale. Such notice shall also be filed with the county clerk in the county, or if more than one, then in each of the counties wherein the Land is located. Beneficiary shall, at least twenty-one (21) days preceding the date of sale, serve written notice of the proposed sale by certified mail on each debtor obligated to pay the Secured Indebtedness according to the records of Beneficiary. After such sale, Trustee shall make to the purchaser or purchasers thereunder good and sufficient assignments, deeds, bills of sale, and other instruments, in the name of Grantor, conveying the Mortgaged Property, or part thereof, so sold to the purchaser or purchasers with general warranty of title by Grantor. The sale of a part of the Mortgaged Property shall not exhaust the power of sale, but sales may be made from time to time until the Secured Indebtedness is paid and performed in full. It shall not be necessary to have present or to exhibit at any such sale any of the Personal Property.

         (d) In addition to the rights and powers of sale granted under the preceding Subsection 4.2(c), if any Event of Default occurs concerning the payment of any installment of the Secured Indebtedness, Beneficiary, at its option, at once or at any time thereafter while any matured installment remains unpaid, without declaring the entire Secured Indebtedness to be due and payable, may orally or in writing direct the Trustee to enforce this trust and to sell the Mortgaged Property subject to such unmatured indebtedness and the assignments, liens, and security interests securing its payment, in the same manner, on the same terms, at the same place and time and after having given notice in the same manner, all as provided in the preceding provisions of Subsection 4.2(c). After such sale, the Trustee shall make due conveyance to the purchaser or purchasers. Sales made without maturing the Secured Indebtedness may be made hereunder whenever there occurs an Event of Default in the payment of any installment of the Secured Indebtedness without exhausting the power of sale granted hereby, and without affecting in any way the power of sale granted under this Subsection 4.2(d), the unmatured balance of the Secured Indebtedness (except as to any proceeds of any sale which Beneficiary may apply as a prepayment of the Secured Indebtedness) or the assignments, liens and security interests securing payment of the Secured Indebtedness.





Deed of Trust/Pacific United, L.P.                                     Page 12

         (e) It is intended by each of the foregoing provisions of Subsection 4.2(c) and Subsection 4.2(d) that Trustee may, after any request or direction by Beneficiary, sell not only the Real Estate but also the Collateral and other interests constituting a party of the Mortgaged Property, or any part thereof, along with the Real Estate, or any party thereof, all as a unit and as a part of a single sale, or may sell any party of the Mortgaged Property separately from the remainder of the Mortgaged Property. The sale or sales by Trustee of less than the whole of the Mortgaged Property shall not exhaust the power of sale herein granted, and Trustee is specifically empowered to make successive sale or sales under such power until the whole of the Mortgaged Property shall be sold; and if the proceeds of such sale or sales of less than the whole of such Mortgaged property shall be less than the aggregate of the Secured Indebtedness and the expense of executing this trust, this Deed of Trust and the assignments, liens, and security interests hereof shall remain in full force and effect as to the unsold portion of the Mortgaged Property just as though no sale or sales of less than the whole of the Mortgaged Property had occurred, but Beneficiary shall have the right, at its sole election, to request Trustee to sell less than the whole of the Mortgaged Property.

         (f) Grantor and Beneficiary agree that, in any assignments, deeds, bills of sale, no of sale, or postings, given by Trustee or Beneficiary, any and all statements of fact or other recitals therein made as to the identity of Beneficiary, or as to the occurrence or existence of any Event of Default, or as to the acceleration of the maturity of the Secured Indebtedness, or as to the request to sell, posting of notice of sale, notice of sale, time, place, terms and manner of sale and receipt, distribution and application of the money realized therefrom, or as to the due and proper appointment of a substitute trustee and without being limited by the foregoing, as to any other act or thing having been duly done by Beneficiary or by Trustee, shall be taken by all courts of law and equity as prima facie evidence that the said statements or recitals state facts and are without further question to be so accepted, and Grantor does hereby ratify and confirm any and all acts that Trustee may lawfully do in the premises by virtue hereof.

         (g) In the event of the resignation or death of Trustee, or Trustee's removal from Trustee's county of residence stated on the first page hereof, or Trustee's failure, refusal or inability, for any reason, to make any such sale or to perform any of the trusts herein declared, or, at the option of Beneficiary, without cause, Beneficiary may appoint, orally or in writing, a substitute trustee, who shall thereupon succeed to all the estates, titles, rights, powers, and trusts herein granted to and vested in Trustee. If Beneficiary is a corporation, such appointment may be made on behalf of such Beneficiary by any person who is then the president, or a vice-president, assistant vice-president, treasurer, cashier, secretary, or any other authorized officer or agent of Beneficiary. In the event of the resignation or death of any substitute trustee, or such substitute trustee's failure, refusal or inability to make any such sale or perform such trusts, or, at the option of Beneficiary, without cause, successive substitute trustees may thereafter, from time to time, be appointed in the same manner. Wherever herein the word "Trustee" is used, the same shall mean the person who is the duly appointed trustee in the first paragraph of this Deed of Trust or substitute trustee hereunder at the time in question.

         (h) Beneficiary may, or Trustee may upon written request of Beneficiary, proceed by suit or suits, at law or in equity, to enforce the payment and performance of the Secured Indebtedness in accordance with the terms hereof or of the Note or the other Security Instruments, to foreclose or otherwise enforce the assignments, liens, and security interests created or evidenced by the other Security Instruments, or this Deed of Trust as against all, or any part of, the Mortgaged Property, and to have all or any part of the Mortgaged Property sold under the judgment or decree of a court of competent jurisdiction.

         (i) To the extent permitted by law, Beneficiary, as a matter of right without notice to Grantor and without regard to the sufficiency of the security, and without any showing of insolvency, fraud, or mismanagement on the part of Grantor, and without the necessity of filing any judicial or





Deed of Trust/Pacific United, L.P.                                     Page 13
other proceeding other than the proceeding for appointment of a receiver, shall be entitled to the appointment of a receiver or receivers of the Mortgaged Property, or any part thereof, and of the income, rents, issues, and profits thereof.

         (j) To the extent permitted by law, Beneficiary may enter upon the Land, take possession of the Mortgaged Property and remove the Collateral or any part thereof, with or without judicial process, and, in connection therewith, without any responsibility or liability on the part of Beneficiary, take possession of any property located on or in the Real Estate which is not a part of the Mortgaged Property and hold or store such property at Grantor's expense.

         (k) Beneficiary may require Grantor to assemble the Collateral, or any part thereof, and make it available to Beneficiary at a place to be designated by Beneficiary which is reasonably convenient to Grantor and Beneficiary.

         (l) After notification, if any, hereafter provided in this Subsection, Beneficiary may, or the Trustee may, upon request of Beneficiary, sell, lease, or otherwise dispose of, at the office of Beneficiary, or on the Land, or elsewhere as chosen by Beneficiary, all or any part of the Collateral, in its then condition, or following any commercially reasonable preparation or processing, and each "Sale" (as used herein, the term "Sale" means any such sale, lease, or other disposition made pursuant to this Subsection 4.2 (l) may be as a unit or in parcels, by public or private proceedings, and by way of one or more contracts, and, at any Sale, it shall not be necessary to exhibit the Collateral, or part thereof, being sold. The Sale of any part of the Collateral shall not exhaust Beneficiary's power of Sale, but Sales may be made, from time to time, until the Secured Indebtedness is paid and performed in full. Reasonable notification of the time and place of any public Sale pursuant to this Subsection, or reasonable notification of the time after which any private Sale is to be made pursuant to this Subsection, shall be sent to Grantor and to any other person entitled to notice under Chapter 9 of the Code; provided, that if the Collateral being sold, or any part thereof, is perishable, or threatens to decline speedily in value, or is of a type customarily sold on a recognized market, Beneficiary may sell, lease, or otherwise dispose of such Collateral without notification, advertisement or other notice of any kind. It is agreed that notice sent or given not less than ten (10) calendar days prior to the taking of the action to which the notice relates, is reasonable notification and notice for the purposes of this Subsection.

         (m) Beneficiary may retain the Collateral in satisfaction of the Secured Indebtedness whenever the circumstances are such that Beneficiary is entitled to do so under the Code.

         (n) Beneficiary may buy the Mortgaged Property, or any part thereof, at any public Sale or judicial Sale (including any Sale of the Collateral as contemplated in Subsection 4.2(l) hereof).

         (o) Beneficiary may buy the Collateral, or any part thereof, at any private Sale if the Collateral, or part thereof, being sold is a type customarily sold in a recognized market or a type which is the subject of widely distributed standard price quotations.

         (p) Beneficiary shall have and may exercise any and all other rights and remedies which Beneficiary may have at law or in equity, or by virtue of any other security instrument, or under the Code, or otherwise.

         (q) Notwithstanding anything contained herein to the contrary, pursuant to TEX. BUS. & COM. CODE ANN. Section 9.501(d) (TEX. UCC) (Vernon Supp. 1982), Beneficiary may proceed under Chapter 9 of the Code as to all personal property covered hereby or, at Beneficiary's election, Beneficiary may proceed as to both the real and personal property covered hereby in accordance with Beneficiary's rights and remedies in respect of real property, in which case the provisions of Chapter 9 of the Code (and Subsection 4.2 (l) hereof) shall not apply.





Deed of Trust/Pacific United, L.P.                                     Page 14

Section 4.3. If Beneficiary is the purchaser of the Mortgaged Property, or any part thereof, at any sale thereof (including any Sale of the Collateral as contemplated in Subsection 4.2(l) hereof), whether such sale be under the power of sale hereinabove vested in Trustee, or upon any other foreclosure or enforcement of the assignments, liens, and security interests hereof, or otherwise, Beneficiary shall, upon any such purchase, acquire good title to the Mortgaged Property so purchased, free of the assignments, liens, and security interests of these presents.

Section 4.4. Should any part of the Mortgaged Property come into the possession of Beneficiary, whether before or after the occurrence of an Event of Default, Beneficiary may use or operate the Mortgaged Property for the purpose of preserving it or its value, pursuant to the order of a court of appropriate jurisdiction, or in accordance with any other rights held by Beneficiary with respect to the Mortgaged Property. Grantor covenants to promptly reimburse and pay to Beneficiary, at the place where the Note is payable, or at such other place as may be designated by Beneficiary in writing, the amount of all reasonable expenses (including the cost of any insurance, taxes, or other charges) incurred by Beneficiary in connection with its custody, preservation, use or operation of the Mortgaged Property, together with interest thereon from the date incurred by Beneficiary at the highest lawful rate, and all such expenses, cost, taxes, interest, and other charges shall be a part of the Secured Indebtedness. It is agreed, however, that the risk of accidental loss or damage to the Mortgaged Property is undertaken by Grantor, and Beneficiary shall have no liability whatever for decline in value of the Mortgaged Property, nor for failure to obtain or maintain insurance, nor for failure to determine whether any insurance ever in force is adequate as to amount or as to the risks insured.

Section 4.5. If the assignments, liens, or security interests hereof shall be foreclosed or otherwise enforced by a Trustee's sale, or by any other judicial or non-judicial action, then the purchaser at any such sale shall receive, as an incident to his ownership, immediate possession of that portion of the Mortgaged Property purchased, and if Grantor or Grantor's Successors shall hold possession of any of said portion of the Mortgaged Property subsequent to such foreclosure, Grantor and Grantor's Successors shall be considered as tenants at sufferance of the purchaser at such foreclosure sale, and anyone occupying the Mortgaged Property (or any part thereof) after demand made for possession thereof shall be guilty of forcible detainer and shall be subject to eviction and removal, forcible or otherwise, with or without process of law, and all damages by reason thereof are hereby expressly waived.

Section 4.6. The proceeds from any sale, lease or other disposition made pursuant to this Article IV, or the proceeds from surrendering any insurance policies pursuant to Subsection 4.2(m) hereof, or any Rental (as hereafter defined) collected by Beneficiary pursuant to Article V hereof, or sums received pursuant to Section 7.7 hereof, or proceeds from insurance which Beneficiary elects to apply to the Secured Indebtedness pursuant to Section 7.8 hereof, shall be applied by Trustee, or by Beneficiary, as the case may be, as follows: FIRST, to the payment of all reasonable expenses of collection or of advertising, selling, and conveying the Mortgaged Property, or any part thereof, and reasonable attorneys' fees; SECOND, to interest on the matured portion of the Secured Indebtedness; THIRD, to principal on the matured portion of the Secured Indebtedness; FOURTH, to prepayment of the unmatured portion, if any, of the Secured Indebtedness applied to installments of principal in inverse order of maturity; and FIFTH, the balance, if any, remaining after the full and final payment and performance of the Secured Indebtedness, to Grantor, or as otherwise required by applicable law.

Section 4.7. This instrument shall be effective as a mortgage as well as a deed of trust, and upon the occurrence of an Event of Default may be foreclosed as to the Mortgaged Property in any manner permitted by the laws of Texas and any other state in which any part of the Mortgaged Property is situated. Any foreclosure suit may be brought by Trustee or any Beneficiary. If a foreclosure hereunder is commenced by Trustee, Beneficiary may, at any time before the sale, direct the Trustee to abandon the sale, and may then institute suit for the collection of the Note, and for the foreclosure or enforcement of the assignments, liens, and security interests hereof. If Beneficiary should institute





Deed of Trust/Pacific United, L.P.                                     Page 15
a suit for the collection of the Note, and for a foreclosure or enforcement of the assignments, liens, and security interests hereof, it may, at any time before the entry of a final judgment in said suit, dismiss the same, and require Trustee to sell the Mortgaged Property, or any part thereof, in accordance with the provisions of this Deed of Trust.

                                   ARTICLE V

                        LEASES AND ASSIGNMENT OF RENTAL

Section 5.1. As used in this Deed of Trust: (i) "Lease" means any ground lease, space lease, sublease or other agreement (oral or written) under the terms of which any person other than Grantor has or acquires any right to occupy, use, or manage the Mortgaged Property, or any part thereof, or interest therein;
(ii) "Lessee" means the lessee, sublessee, tenant or other person having the right to occupy, use, or manage the Mortgaged Property, or any part thereof, under a Lease; and (iii) "Rental" means the rents, issues, profits, royalties, bonuses, revenue, income and other benefits derived from the Mortgaged Property or arising from the use or enjoyment of any portion thereof or from any Lease and liquidated damages following defaults under any Lease, and all proceeds payable under any policy of insurance covering loss of rents, together with any and all rights which Grantor may have against any tenant under any Lease.

Section 5.2. Grantor hereby assigns to Beneficiary all Rental payable under each Lease now or at any time hereafter existing, such assignment being upon the following terms:

         (a) until Beneficiary notifies Grantor of the occurrence of an Event of Default, Grantor shall collect Rental directly from each Lessee, and each Lessee may pay Rental directly to Grantor, but Grantor covenants to hold the Rentals in trust, to be applied, and Grantor covenants to apply the Rentals, to the payment of (i) the Note and the remaining Secured Indebtedness, and (ii) reasonable and necessary expenses and charges with respect to the ownership, maintenance and operation of the Mortgaged Property, all before the Rentals are applied by Grantor for any other purpose;

         (b) upon receipt by Grantor from Beneficiary of notice of the occurrence of an Event of Default and that Rental shall be paid directly to Beneficiary, Grantor is hereby directed to pay directly to Beneficiary all Rental thereafter accruing;

         (c) upon receipt by Grantor, the manager of the Mortgaged Property and/or any Lessee from Beneficiary of notice of the occurrence of an Event of Default and that Rental shall be paid directly to Beneficiary, Grantor, such manager and each Lessee that receives notice of the occurrence of an Event of Default are hereby authorized and directed to pay directly to Beneficiary all Rental thereafter accruing, and the receipt of Rental by Beneficiary shall be a release of each such Lessee to the extent of all amounts so paid to Beneficiary;

         (d) Rental so received by Beneficiary shall be applied by Beneficiary, at its option, in any order determined by Beneficiary in its reasonable discretion, notwithstanding any instructions, directions or requests from Grantor or any Lessee to the contrary, to (i) the payment and performance of the Secured Indebtedness and/or (ii) expenses of and charges with respect to the ownership, maintenance and operation of the Mortgaged Property (and including, at Beneficiary's option, the maintenance, without interest thereon, of a reserve for replacement), all before the Rentals are applied for any other purpose not inconsistent with the Security Instruments; and

         (e) Beneficiary shall not be liable for Beneficiary's failure to collect, or its failure to exercise diligence in the collection of, Rental, but shall be accountable only for Rental that it shall actually receive.





Deed of Trust/Pacific United, L.P.                                     Page 16

         This assignment is in addition and in supplement to, and Beneficiary's rights and remedies under this Article V are cumulative of, Beneficiary's rights and remedies under any other document or assignment concerning or applicable to each Lease now or at any time hereafter existing or Rentals thereunder, or any part thereof.

         As between Beneficiary and Grantor, and any person claiming through or under Grantor, the assignment contained in this Section 5.2 is intended to be absolute, unconditional and presently effective, and the provisions of Subsections 5.2(a) and (b) are intended solely for the benefit of the manager of the Mortgaged Property and each Lessee and shall never inure to the benefit of Grantor or any person claiming through or under Grantor, other than a manager or a Lessee who has not received such notice. It shall never be necessary for Beneficiary to institute legal proceedings of any kind whatsoever to enforce the provisions of this Section 5.2.

Section 5.3. Nothing in this Article V shall ever be construed as subordinating this Deed of Trust to any Lease; provided, however, that any proceedings by Beneficiary to foreclose this Deed of Trust, or any action by way of its entry into possession after an Event of Default, shall not operate to terminate any Lease which has been approved in writing by Beneficiary to the Lessee thereunder, and Beneficiary will not cause any Lessee under any such approved Lease to be disturbed in his possession and enjoyment of the leased premises so long as such Lessee shall continue to fully and promptly pay the Rental and perform all of the terms, covenants and provisions of such Lessee's Lease.

Section 5.4. Grantor covenants: (i) upon demand by Beneficiary, to assign to Beneficiary, by separate instrument in form and substance satisfactory to Beneficiary, any or all Leases, or the Rental payable thereunder, including but not limited to, any Lease which is now in existence or which may be executed after the date hereof; (ii) not to accept from any Lessee, nor permit any Lessee to pay, Rental for more than one month in advance; (iii) to comply with the terms and provisions of each Lease; (iv) except to Beneficiary, not to assign, transfer or mortgage any Lease; and (v) except to Beneficiary, not to assign, transfer, pledge or mortgage any Rental.

Section 5.5. In the event that Beneficiary ever collects Rental, Beneficiary shall be entitled to pay its agent as compensation for collecting such Rental, from sums so collected, a reasonable fee.

Section 5.6.     [Intentionally Omitted]

Section 5.7. In addition to the foregoing, Grantor covenants and agrees that (unless otherwise consented to by Beneficiary in writing):

         (a) Grantor shall not enter into any agreement with any person or entity for the payment of leasing commissions with regard to any Lease which agreement is not expressly made subordinate and inferior to the assignments, liens, and security interests created by this Deed of Trust; and

         (b) Grantor shall not challenge or interfere with Beneficiary's application of Rentals as provided in Subsection 5.2.(d).

Section 5.8.

         (a) notwithstanding any provision in this Deed of Trust to the contrary, upon full payment and satisfaction of the Secured Indebtedness, this assignment of Rental shall terminate, but the affidavit, certificate, letter or statement of any officer or agent of Beneficiary stating that any part of the Secured Indebtedness remains unpaid or undischarged shall constitute conclusive evidence of the validity, effectiveness or continuing force of this assignment, and any person, firm or corporation may, and is hereby authorized to, rely thereon. Written demand made by Beneficiary delivered to any Lessee for payment of Rentals by reason of the occurrence of any Event of Default claimed by





Deed of Trust/Pacific United, L.P.                                     Page 17

Beneficiary shall be sufficient evidence of each such Lessee's obligation and authority to make all future payments of Rentals to Beneficiary without the necessity for further consent by the Grantor. Grantor hereby indemnifies and agrees to hold each Lessee free and harmless from and against all liability, loss, cost, damage or expense suffered or incurred by such Lessee by reason of its compliance with any demand for payment of Rentals made by the Beneficiary contemplated by the preceding sentence.

         (b)     If Beneficiary receives any Rentals as provided in this
Article V, then provisions of Section 7.22 shall apply to the Rentals received by Beneficiary.

                                   ARTICLE VI

                            ENVIRONMENTAL PROVISIONS

Section 6. 1.    Grantor warrants and represents to Beneficiary that to
Grantor's knowledge (except as disclosed in the Phase I Environmental Site Assessment delivered to Beneficiary by Grantor) (a) the location, construction, occupancy, operation, and use of the Mortgaged Property do not violate any applicable law, statute, ordinance, rule, regulation, order, or determination of any governmental authority or any board of fire underwriters (or other body exercising similar functions), or any restrictive covenant or deed restriction (of record or otherwise) affecting the Mortgaged Property, including, without limitation, all applicable zoning ordinances and building codes, flood disaster laws and health and environmental laws and regulations (hereinafter sometimes collectively called the "Applicable Regulations"); (b) without limitation of
(a) above, the Mortgaged Property is not in violation of or subject to any existing, pending, or, to Grantor's knowledge, threatened investigation or inquiry by any governmental authority and are not subject to any remedial obligations under any Applicable Regulations pertaining to health or the environment (hereinafter sometimes collectively called "Applicable Environmental Laws"), including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), and the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), and this representation and warranty would continue to be true and correct following disclosure to the applicable governmental authorities of all relevant facts, conditions, and circumstances, if any, pertaining to the Mortgaged Property; (c) neither Grantor nor any Lessee has obtained or is required to obtain any permits, licenses, or similar authorizations to construct, occupy, operate, or use any buildings, improvements, fixtures, and equipment forming a part of the Mortgaged Property as presently used and operated by reason of any Applicable Environmental Laws; (d) Grantor has taken all steps necessary to determine, and has determined, that no Reportable Quantity of any hazardous substances or solid wastes has been disposed of or otherwise released on or to the Mortgaged Property; (e) the use which Grantor makes, intends to make, or intends to allow, of the Mortgaged Property will not result in the disposal of or release of a Reportable Quantity of any hazardous substance or solid waste onto the Mortgaged Property and (f) no underground storage tanks, whether or not containing any substance, are located on or under the Land. The terms (as used in this Article VI) "hazardous substance" and "release" shall have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") shall have the meanings specified in RCRA, provided, in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment, and provided further, to the extent that the laws of the State of Texas establish a meaning for "hazardous substance," "release," "solid waste," or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply. For purposes of this Deed of Trust, the term "Reportable Quantity" shall have the same meaning specified in the regulations promulgated under CERCLA.

Section 6.2. Grantor covenants and agrees that (a) Grantor shall not construct or install, or permit to be constructed or installed, on or under the Land, any underground storage tank, without the prior written consent of Beneficiary, (b) Grantor shall give notice to Beneficiary immediately upon Grantor's





Deed of Trust/Pacific United, L.P.                                     Page 18
acquiring knowledge of the presence or release of a Reportable Quantity of any hazardous substance on, to or from the Mortgaged Property, with a full description thereof, (c) Grantor shall promptly comply with any requirement or order of any governmental authority requiring the removal, treatment, or disposal of any hazardous substance and provide Beneficiary with satisfactory evidence of such compliance, and (d) Grantor shall provide Beneficiary, within thirty (30) days after demand by Beneficiary, with a bond, letter of credit, or similar financial assurance evidencing to Beneficiary's satisfaction that the necessary funds are available to pay the costs and expenses of removing, treating and disposing of any hazardous substances located on the Mortgaged Property in accordance with Applicable Environmental Laws and of discharging any assessments or liens which may be established against the Mortgaged Property as a result thereof.

Section 6.3. At any time and from time to time, that Beneficiary shall reasonably believe that any hazardous substance shall have been disposed of on or released to the Mortgaged Property, Grantor agrees to deliver to Beneficiary, within thirty (30) days of a written request by Beneficiary made not more than once during each twelve (12) month period commencing on the date hereof, an environmental audit prepared by an environmental consulting firm acceptable to Beneficiary in Beneficiary's reasonable judgment, at Grantor's cost and expense, detailing the results of an environmental investigation of the Mortgaged Property prepared in accordance with prudent engineering standards, including, without limitation, the interpretation of and results of a chemical analysis of soil and ground water samples. Grantor covenants and agrees to take such action as is recommended by the environmental audit in connection with any Reportable Quantity of any hazardous substances which may be located on the Mortgaged Property, including, without limitation, asbestos.

Section 6.4. Grantor agrees to indemnify and to hold Beneficiary harmless from and against, and to reimburse Beneficiary with respect to, any and all claims, demands, causes of action, loss, damage, liabilities, costs, and expenses (including attorneys' fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by Beneficiary at any time and from time to time by reason of or arising out of any violation of any Applicable Environmental Law and any and all matters arising out of any acts, omission, event, or circumstance (including, without limitation, the presence on the Mortgaged Property or release from or to the Mortgaged Property of hazardous substances or solid waste disposed of or otherwise released), regardless of whether the act, omission, event, or circumstance constituted a violation of any Applicable Environmental Law at the time of the existence or occurrence.

Section 6.5. Notwithstanding anything set forth in this Deed of Trust or any of the other Security Instruments to the contrary, the representations, warranties, covenants and agreements contained in this Article VI shall survive the satisfaction of the Secured Indebtedness and the foreclosure, release and/or extinguishment of this Deed of Trust.

                                  ARTICLE VII

                                 MISCELLANEOUS

Section 7.1. If the Secured Indebtedness is paid and performed in full in accordance with the terms of this Deed of Trust and the Note and other instruments evidencing the Secured Indebtedness, and if Grantor shall well and truly perform all of Grantor's covenants contained herein, then this conveyance shall become null and void and be released at Grantor's request and expense; otherwise, it shall remain in full force and effect, provided that no release hereof shall impair Grantor's warranties and indemnities contained herein.

Section 7.2. As used in this Article VII, "Rights" means rights, remedies, powers and privileges, and "Liens" means all assignments, titles, interests, liens, security interests, and other encumbrances.





Deed of Trust/Pacific United, L.P.                                     Page 19

All Rights and Liens herein expressly conferred are cumulative of all other Rights and Liens herein or by law or in equity provided, or provided in any other security instrument, and shall not be deemed to deprive Beneficiary or Trustee of any such other legal or equitable Rights and Liens by judicial proceedings, or otherwise, appropriate to enforce the conditions, covenants and terms of this Deed of Trust, the Note and the other Security Instruments, and the employment of any Rights hereunder, or otherwise, shall not prevent the concurrent or subsequent employment of any other appropriate Rights.

Section 7.3. Any and all covenants in this Deed of Trust may from time to time, by instrument in writing signed by Beneficiary and delivered to Grantor, be waived to such extent and in such manner as Beneficiary may desire, but no such waiver shall ever affect or impair Beneficiary's Rights or Liens hereunder, except to the extent so specifically stated in such written instrument. Impossibility shall not excuse the performance of any covenant or condition in this Deed of Trust.

Section 7.4. If Grantor, or any of Grantor's Successors, conveys its interest in any of the Mortgaged Property to any other party, then Beneficiary may, without notice to Grantor, or its successors and assigns, deal with any owner of any part of the Mortgaged Property with reference to this Deed of Trust and the Secured Indebtedness, either by way of forbearance on the part of Beneficiary, or extension of time of payment of the Secured Indebtedness, or release of all or any part of the Mortgaged Property, or any other property securing payment of the Secured Indebtedness, without in any way modifying or affecting Beneficiary's Rights and Liens hereunder or the liability of Grantor, or any other party liable for payment of the Secured Indebtedness, in whole or in part.

Section 7.5. Grantor hereby waives all Rights of marshaling in the event of any foreclosure of the Liens hereby created.

Section 7.6. At the request of Beneficiary after the occurrence of an Event of Default, Grantor shall create a fund or reserve for the payment of all insurance premiums, taxes, and assessments against the Mortgaged Property by paying to Beneficiary, contemporaneously with each installment of principal and interest on the Note, a sum equal to the premiums that will next become due and payable on the hazard insurance policies covering the Mortgaged Property, or any part thereof, plus taxes and assessments next due on the Mortgaged Property, or any part thereof, as estimated by Beneficiary, less all sums paid previously to Beneficiary therefor, divided by the number of installments of principal and/or interest to elapse before one month prior to the date when such ground rentals, premiums, taxes, and assessments will become delinquent, such sums to be held by Beneficiary, with interest, for the benefit of Grantor for the purposes of paying such ground rentals, premiums, taxes, and assessments. Any excess reserve shall, at the discretion of Beneficiary, be credited by Beneficiary on subsequent payments to be made on the Secured Indebtedness by Grantor, and any deficiency shall be paid by Grantor to Beneficiary on or before the date when such ground rentals, premiums, taxes, and assessments, shall have become delinquent. Transfer of legal title to the Mortgaged Property shall automatically transfer title in all sums deposited under the provisions of this Section 7.6.

Section 7.7. Beneficiary shall be entitled to receive any and all sums which may be awarded or become payable to Grantor for the condemnation of any of the Mortgaged Property for public or quasi-public use, or by virtue of private sale in lieu thereof, and any sums which may be awarded or become payable to Grantor for damages caused by public works or construction on or near the Mortgaged Property. All such sums are hereby assigned to Beneficiary, and Grantor shall, upon request of Beneficiary, make, execute, acknowledge, and deliver any and all additional assignments and documents as may be necessary from time to time to enable Beneficiary to collect and receipt for any such sums. Beneficiary shall not be, under any circumstances, liable or responsible for failure to collect, or exercise diligence in the collection of, any of such sums. After the occurrence of an Event of Default, any sums so collected shall be applied by Beneficiary, first, to the expenses, if any, of collection, and then in accordance with Section 4.6 hereof. Subject to the provisions of
Section 7.8(d), Grantor may use any sums so collected to rebuild or restore the Mortgaged Property.





Deed of Trust/Pacific United, L.P.                                     Page 20

Section 7.8.     Damages and Insurance Proceeds

                 (a) Grantor hereby absolutely and irrevocably assigns to Beneficiary, and authorizes the payor to pay to Beneficiary, the following claims, causes of action, awards, payments and rights to payment:

                          (i) All awards, claims and causes of action, arising out of any warranty affecting all or any part of the Property, or for damage or injury to or decrease in value of all or part of the Property or any interest in it; and

                          (ii) All proceeds of any insurance policies payable because of loss sustained to all or part of the Property; and

                          (iii) All interest which may accrue on any of the foregoing.

                 (b) Grantor shall immediately notify Beneficiary in writing if:

                          (i) Any damage occurs or any injury or loss is sustained in the amount of $25,000.00 or more to all or part of the Property, or any action or proceeding relating to any such damage, injury or loss is commenced; or

                          (ii)    Any offer is made, or any action or
         proceeding is commenced, which relates to any actual or proposed condemnation or taking of all or part of the Property.

                 (c) If Beneficiary chooses to do so, Beneficiary may in its own name appear in or prosecute any action or proceeding to enforce any cause of action based on warranty, or for damage, injury or loss to all or part of the Property, and Beneficiary may make any compromise or settlement of the action or proceeding. Beneficiary, if it so chooses, may participate in any action or proceeding relating to condemnation or taking of all or part of the Property, and may join Grantor in adjusting any loss covered by insurance.

                 (d) All proceeds of these assigned claims, all condemnation proceeds and all other property and rights which Grantor may receive or be entitled to shall be paid to Beneficiary. In each instance, Beneficiary shall apply such proceeds first toward reimbursement of all of Beneficiary's costs and expenses of recovering the proceeds, including attorneys' fees. If, in any instance, each and all of the following conditions are satisfied in Beneficiary's reasonable judgment, Beneficiary shall permit Grantor to use the balance of such proceeds ("Net Claims Proceeds") to pay costs of repairing or reconstructing the Property in the manner described below:

                          (i) The plans and specifications, cost breakdown, construction contract, construction schedule, contractor and payment and performance bond (bonds not to be required for losses less than $100,000.00) for the work of repair or reconstruction must all be acceptable to Beneficiary.

                          (ii)    Beneficiary must receive evidence
         satisfactory to it that after repair or reconstruction, the Property would be at least as valuable as it was immediately before the damage or condemnation occurred.

                          (iii) The Net Claims Proceeds must be sufficient in Beneficiary's determination to pay for the total cost of repair or reconstruction, including all associated





Deed of Trust/Pacific United, L.P.                                     Page 21
         development costs and interest projected to be payable on the Secured Obligations until the repair or reconstruction is complete; or Grantor must provide its own funds in an amount equal to the difference between the Net Claims Proceeds and a reasonable estimate, made by Grantor and found acceptable by Beneficiary, of the total cost of repair or reconstruction.

                          (iv)    Beneficiary must receive evidence
         satisfactory to it that all leases which Beneficiary may find acceptable will continue after the repair or reconstruction is complete.

                          (v) No Event of Default shall have occurred and be continuing.

If Beneficiary finds that such conditions have been met, Beneficiary shall hold the Net Claims Proceeds and any funds which Grantor is required to provide in a noninterest-bearing account and shall disburse them to Grantor to pay costs of repair or reconstruction upon presentation of evidence reasonably satisfactory to Beneficiary that repair or reconstruction has been completed satisfactorily and lien-free. However, if Beneficiary finds that one or more of such conditions have not been satisfied, Beneficiary may apply the Net Claims Proceeds to pay or prepay some or all of the Secured Obligations in such order and proportions as Beneficiary in its sole discretion may choose. Any Net Claims Proceeds remaining after completion of repair or reconstruction shall be applied against the unpaid balance of the Note as a partial or total prepayment, subject to the terms and conditions of the Note with respect to prepayments.

Section 7.9. It is understood and agreed that the proceeds of the Note, to the extent that the same are utilized to pay or renew or extend any indebtedness of Grantor, or any other indebtedness, or take up or release any outstanding Liens against the Mortgaged Property, or any portion thereof, have been advanced by Beneficiary at Grantor's request and at the request of the obligors thereof and upon the representation that such amounts are due and payable. Beneficiary shall be subrogated to any and all Rights and Liens owned or claimed by any owner or Beneficiary of said outstanding Rights and Liens, however remote, regardless of whether said Rights and Liens are acquired by assignment or are released by the Beneficiary thereof upon payment.

Section 7.10. Each and every party who signs this Deed of Trust, and each and every subsequent owner of any of the Mortgaged Property, covenants and agrees that such party will perform or cause to be performed, each and every condition, term, provision, and covenant of this Deed of Trust, except that such party shall have no duty to pay the indebtedness evidenced by the Note except in accordance with the terms of the Note, and all renewals, extensions, modifications and increases thereof, and the terms of this Deed of Trust or in accordance with the terms of the transfer to him.

Section 7.11. If any provision of this Deed of Trust is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Deed of Trust, the legality, validity, and enforceability of the remaining provisions of this Deed of Trust shall not be affected thereby, and in lieu of each such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Deed of Trust a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable. If the Rights and Liens created by this Deed of Trust shall be invalid or unenforceable as to any part of the Secured Indebtedness, then the unsecured portion of the Secured Indebtedness shall be completely paid prior to the payment of the remaining and secured portion of the Secured Indebtedness, and all payments made on the Secured Indebtedness shall be considered to have been paid on and applied first to the complete payment of the unsecured portion of the Secured Indebtedness.

Section 7.12. This Deed of Trust is binding upon Grantor and Grantor's Successors, and shall inure to the benefit of Beneficiary, and its successors and assigns, and the provisions hereof shall likewise be covenants running with the land. The duties, covenants, conditions, obligations, and warranties of Grantor in this Deed of Trust shall be joint and several obligations of Grantor and Grantor's





Deed of Trust/Pacific United, L.P.                                     Page 22

Successors. Beneficiary may at any time and from time to time assign or sell to other lenders all or a portion of the indebtedness secured hereby, or sell participations therein, and may, in contemplation of such sale or assignment divulge, and deliver copies of, information (financial or otherwise) concerning Grantor and any Guarantor to such prospective lenders.

Section 7.13. This Deed of Trust has been simultaneously executed in a number of identical counterparts, each of which, for all purposes, shall be deemed an original.

Section 7.14. Beneficiary shall have the right at any time to file this Deed of Trust as a financing statement, but the failure to do so shall not impair the validity and enforceability of this Deed of Trust in any respect whatsoever.

Section 7.15. Grantor hereby assumes all liability for the Mortgaged Property, for the Liens created therein by this Deed of Trust, and for any development, use, possession, maintenance, and management of, and construction upon, the Mortgaged Property, or any part thereof, and agrees to assume liability for, and to indemnify and hold Beneficiary harmless from and against, any and all claims, causes of action, or liabilities, for injuries to or deaths of persons and damage to property, howsoever arising, from or incident to such development, use, possession, maintenance, management, and construction, whether such persons be agents or employees of Grantor or of third parties, or such damage be to property of Grantor or of others. Grantor agrees to indemnify, save and hold harmless Beneficiary from and against, and covenants to defend Beneficiary against, any and all losses, damages, claims, costs, penalties, liabilities, and expenses, including, but not limited to, court costs and reasonable attorneys' fees, howsoever arising or incurred because of, incident to, or with respect to the Mortgaged Property or any development, use, possession, maintenance, or management thereof or construction thereon.

Section 7.16. If all or any portion of the proceeds of the loan evidenced by the Note has been advanced for the purpose of paying the purchase price for all or a part of the Mortgaged Property, then: (a) Beneficiary shall have, and is hereby granted, a vendor's lien on the Mortgaged Property to further secure the Secured Indebtedness; and (b) Beneficiary shall be subrogated to all rights, titles, interests, liens, and security interests owned or claimed by the holder of any indebtedness which has been directly or indirectly discharged or paid from the proceeds of the loan evidenced by the Note.

Section 7.17. All references to "Article," "Articles," "Section," "Sections," "Subsection," or "Subsections" contained herein are, unless specifically indicated otherwise, references to articles, sections, and subsections of this Deed of Trust.

Section 7.18. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

Section 7.19. The captions, headings, and arrangements used in this Deed of Trust are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.

Section 7.20. Whenever this Deed of Trust requires or permits any consent, approval, notice, request, or demand from one party to another, the consent, approval, notice, request, or demand must be in writing to be effective and shall be deemed to have been given when (a) if by hand delivery, telecopy or other facsimile transmission, on the day and at the time on which delivered to such party at the address or telecopier numbers specified below; (b) if by mail, on the day two (2) days following the date upon which it is deposited, postage prepaid, in the United States, registered or certified mail, return receipt requested, addressed to such party at the address specified below (except that any notice of a nonjudicial foreclosure shall be effective upon the date so deposited in the U. S. mail); or





Deed of Trust/Pacific United, L.P.                                     Page 23

(c) if by Federal Express or other reputable express mail service, on the next Business Day following the delivery to such express mail service, addressed to such party at the address set forth below:

      If to Beneficiary:          Bank of America Texas, N.A.
                                  1925 W. John Carpenter Freeway
                                  Irving, Texas 75063
                                  Telephone:       (972) 444-7596
                                  Telecopier:      (972) 444-5210
                                  Attention:       Robert J. Carroll

      If to Grantor:              Pacific United, L.P.
                                  2445 Midway, Suite 106
                                  Carrollton, Texas 75006
                                  Telephone:       (972) 447-0401
                                  Telecopier:      (972) 447-0783
                                  Attention:       Coleman Bradley

Failure to deliver copies of notices to parties other than Grantor and Beneficiary shall not affect the effectiveness or validity of notices otherwise properly given. Any party may change its address for purposes hereof by giving ten (10) days written notice of such change to the other parties pursuant to this Section 7.20.

         Notwithstanding any provision contained herein or in any of the other Security Instruments to the contrary, in the event that Beneficiary shall fail to give any notice to Grantor required hereunder or thereunder, the sole and exclusive remedy for such failure shall be to seek appropriate equitable relief to enforce the Security Instruments to give such notice and to have any action of Beneficiary postponed or revoked and any proceedings in connection therewith delayed or terminated pending the giving of such notice by Beneficiary, and no Person shall have any right to damages (whether actual or consequential) or any other type of relief not herein specifically set out against Beneficiary, all of which damages or other relief are expressly waived by Grantor. The foregoing is not intended and shall not be deemed under any circumstances to require Beneficiary to give notice of any type or nature to any Person except as expressly set forth herein or as may be otherwise expressly required by applicable law regarding statutory notice of non-judicial foreclosure sales of certain collateral.

Section 7.21. This Deed of Trust is being executed and delivered, and is intended to be performed, in the State of Texas, and the substantive laws of such State shall govern the validity, construction, enforcement, and interpretation of this Deed of Trust, the Note, and the other Security Instruments, unless otherwise specified herein or therein or unless federal law or the laws of another state require the application of such laws.

Section 7.22. Regardless of any provisions contained in this Deed of Trust, the Note or any of the other Security Instruments, Beneficiary shall never be entitled to receive, collect or apply, as interest on the Secured Indebtedness, any amount in excess of the highest lawful rate and, in the event that Beneficiary ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of the Secured Indebtedness, and if the principal balance of the Secured Indebtedness is paid in full, any remaining excess shall be forthwith paid to Grantor. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the highest lawful rate, Grantor and Beneficiary shall, to the maximum extent permitted under applicable law, (a) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) "spread" the total amount of interest throughout the entire term of the Note so that the interest rate does not exceed the highest lawful rate of interest.





Deed of Trust/Pacific United, L.P.                                     Page 24

Section 7.23. Subject to the requirements of Section 3.2(c) of the Loan Agreement, after completion of the Improvements, Grantor shall be entitled to obtain, from time to time, the release of one or more of the Lots from the Lien of this Deed of Trust in connection with the all-cash sale of one or more of such Lots to third parties for purposes of constructing single-family homes thereon, provided the following conditions have been satisfied: (i) at least fifteen (15) days before the closing of the intended sale, Borrower shall have given Beneficiary written notice of the intended sale accompanied by (a) a survey plat containing the legal description of the Lots proposed to be released from the lien of this Deed of Trust (the "Release Lots") and depicting the location of the Release Lots within the Property in relation to the Lots remaining subject to the lien of this Deed of Trust (the "Remaining Lots"); (b) a copy of the contract of sale (which is subject to Beneficiary's prior approval pursuant to Section 3.2 of the Loan Agreement) and all other documents proposed to be executed in connection with the sale; (c) a certification by the Grantor that Grantor and all other parties liable in connection with the Loan are in compliance with all material provisions of the Loan Documents; (d) Grantor's computation of the net sales proceeds that will result from the sale (which proceeds must be at least equal to the minimum proceeds required by Section 3.2(c) of the Loan Agreement); (e) such evidence as Beneficiary may reasonably require that following the release, the Remaining Lots will continue to be in compliance with all applicable zoning, platting and land use laws and restrictions and (ii) Bank reasonably determines that following the requested release, the ratio of the unpaid balance of the Note to the value of the Remaining Lots will not exceed the Maximum Loan to Value Ratio set forth in the Loan Agreement. If the foregoing information is satisfactory to Beneficiary and the requirements of Section 3.2(c) of the Loan Agreement are met, then Grantor shall be entitled to a release of the Release Lots from the lien of this Deed of Trust at the closing of the sale of the Release Lots, conditioned upon delivery to Beneficiary of (i) an acceptable form of modification endorsement to the mortgagee title policy insuring the lien of this deed of trust and (ii) payment to Beneficiary of the greater of (i) one hundred percent (100%) of the net sales proceeds from the sale, or (ii) the Minimum Net Proceeds (as such term is defined in the Loan Agreement). Regardless of whether or not the proposed partial release is approved, Grantor shall pay Beneficiary's reasonable costs, including legal fees, incurred in connection with any requested release of Lots from the lien of this Deed of Trust. Within five (5) days after the closing of a sale of a portion of the Land for which a Partial Release is given, Grantor shall provide Beneficiary with a signed copy of the closing statement for such sale.

Section 7.24. THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         As used herein, the term "Loan Agreement" means one or more promises, promissory notes, agreements, undertakings, security agreements, deeds of trust or other documents, or commitments, or any combination of those actions or documents relating to the Loan. This Notice is given with respect to the Loan, pursuant to Section 26.02 of the Texas Business and Commerce Code.

Section 7.25. Time is of the essence of this Deed of Trust and the other Security Instruments.

Section 7.26. Nothing contained in this Deed of Trust, the Note, the Security Instruments, or any of the other security instruments nor the acts of the parties hereto shall be construed to create a relationship of principal and agent, partnership, or joint venture between Grantor and Beneficiary.





Deed of Trust/Pacific United, L.P.                                     Page 25

EXECUTED effective as of August 6, 1997.

                                        GRANTOR:

                                        PACIFIC UNITED, L.P.,
                                        a Texas limited partnership

                                        By:  Pacific United Development Corp.,
                                             a Nevada corporation,
                                             its sole general partner

                                             By: /s/ COLEMAN BRADLEY
                                                --------------------------------
                                                Coleman Bradley,
                                                President


THE STATE OF TEXAS        )
                          )
COUNTY OF DALLAS          )

         This instrument was acknowledged before me on August 6, 1997, by Coleman Bradley, President of PACIFIC UNITED DEVELOPMENT CORP., a Nevada corporation, on behalf of said corporation as general partner on behalf of PACIFIC UNITED, L.P., a Texas limited partnership.


                                          /s/ CHARLINE KEE
                                          ---------------------------------
                                          Notary Public Signature
(PERSONALIZED SEAL)


          [NOTARY PUBLIC SEAL]




Deed of Trust/Pacific United, L.P.                                     Page 26